UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2026

MasterCraft Boat Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37502	06-1571747
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Cherokee Cove Drive
Vonore, Tennessee		37885
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 423 884-2221

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MCFT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On February 5, 2026, MasterCraft Boat Holdings, Inc., a Delaware corporation (“MasterCraft”), Titan Merger Sub 1, Inc., a Delaware corporation and a direct wholly owned subsidiary of MasterCraft (“Merger Sub I”), Titan Merger Sub 2, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of MasterCraft (“Merger Sub II”), and Marine Products Corporation, a Delaware corporation (“Marine Products”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).

The Merger Agreement, among other things, provides for the combination of MasterCraft and Marine Products in a stock-and-cash transaction whereby (i) Merger Sub I will merge with and into Marine Products (the “First Merger”), with Marine Products surviving the First Merger as a direct wholly owned subsidiary of MasterCraft, and (ii) immediately following the First Merger, Marine Products will merge with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub II surviving the Second Merger as a wholly owned subsidiary of MasterCraft. The transactions contemplated by the Merger Agreement, including the Mergers, are referred to herein as the “Transactions” and the consummation of the Transactions is referred to herein as the “Closing”.

Merger Consideration

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the First Merger (the “First Effective Time”), each share of Marine Products common stock, par value $0.10 per share (“Marine Products Common Stock”), will be converted into the right to receive 0.232 shares (the “Stock Consideration”) of MasterCraft common stock, par value $0.01 per share (“MasterCraft Common Stock”) and $2.43 in cash, without interest (the “Cash Consideration” and, together with the Stock Consideration, the “Merger Consideration”).

Treatment of Marine Products Equity Awards

Immediately prior to the First Effective Time, each outstanding Marine Products restricted stock award (“RSAs”) will accelerate and vest in full and be treated in the same manner as shares of Marine Products Common Stock for purposes of receiving the Merger Consideration, except that RSAs awarded in 2026 and held by employees who continue with the combined company following the Closing (the “Assumed RSAs”) will convert into MasterCraft RSAs, with the same time-vesting restrictions as the existing RSAs, provided that the Assumed RSAs will also include double-trigger change-in-control vesting provisions following the Mergers. In addition, each unvested Marine Products performance stock unit (“PSU”) with an incomplete performance period as of the Closing will vest based on “target” performance and be treated in the same manner as shares of Marine Products Common Stock for purposes of receiving the Merger Consideration, while each unvested Marine Products PSU with a completed performance period as of the Closing will vest based on “actual” performance and be treated in the same manner as shares of Marine Products Common Stock for purposes of receiving the Merger Consideration.

Governance Matters

Under the terms of the Merger Agreement, prior to, and conditioned upon the occurrence of, the First Effective Time, MasterCraft will take all actions necessary to increase the size of the board of directors of MasterCraft (the “MasterCraft Board”) from seven members to ten members, and to add Timothy Rollins, Callum Macgregor and Stephen Lewis to the MasterCraft Board.

No-Shop Restrictions

The Merger Agreement contains customary “no shop” restrictions on the ability of MasterCraft, Marine Products, and their respective representatives to, among other things, solicit alternative acquisition proposals, to furnish information to, and to participate in discussions or negotiations with, third parties regarding any alternative acquisition proposals, subject to a customary “fiduciary out” provision.

Termination and Fees

The Merger Agreement may be terminated under certain customary circumstances, including by either MasterCraft or Marine Products if the Mergers are not completed by August 5, 2026, which may be extended to November 5, 2026 under certain circumstances. The Merger Agreement also provides for certain termination rights for each of MasterCraft and Marine Products, and that, upon termination of the Merger Agreement, MasterCraft or Marine Products, as the case may be, will pay to the other party a termination fee equal to $11.6 million in cash under certain specified circumstances, including relating to changes of recommendation by the board of directors of such party or the termination of the Merger Agreement by such party in order to enter into a definitive agreement with respect to a “superior proposal”.

Closing Conditions

The completion of the Mergers is subject to customary closing conditions, including, but not limited to: (i) the approval of the Merger Agreement by the affirmative vote of the holders of a majority in voting power of the outstanding Marine Products Common Stock entitled to vote thereon, (ii) the approval of the issuance of shares of MasterCraft Common Stock to be issued in the First Merger by the affirmative vote of the holders of a majority in voting power of the outstanding MasterCraft Common Stock present in person or by proxy and entitled to vote thereon at a meeting of MasterCraft stockholders, (iii) the absence of any injunction or order by any court or other governmental entity restraining, enjoining, preventing or otherwise prohibiting the consummation of the Mergers, (iv) the shares of MasterCraft Common Stock to be issued in the First Merger being approved for listing on the Nasdaq, (v) the effectiveness of the registration statement on Form S-4 pursuant to which the shares of MasterCraft Common Stock to be issued in the First Merger will be registered with the U.S. Securities and Exchange Commission (the “SEC”), (vi) the expiration or termination of the waiting period (and any extension thereof) required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and (vii) the absence of a material adverse effect with respect to each of MasterCraft and Marine Products.

Other Terms of the Merger Agreement

MasterCraft and Marine Products have each made customary representations, warranties and covenants in the Merger Agreement, in each case generally subject to customary materiality qualifiers. Among other things, each party has agreed, subject to certain exceptions, to conduct its business in the ordinary course, from the date of the Merger Agreement until the earlier of the First Effective Time and the termination of the Merger Agreement, and not to take certain actions prior to the Closing without the prior written consent of the other party.

The foregoing summary of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a form of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement and the above description of the Merger Agreement have been included to provide investors and security holders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about MasterCraft, Marine Products or their respective subsidiaries. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of MasterCraft, Marine Products or any of their respective subsidiaries. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by MasterCraft. Accordingly, investors should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about MasterCraft or Marine Products and their respective subsidiaries that MasterCraft includes in reports, statements and other filings it makes with the SEC.

Ancillary Agreements

Concurrently with the execution of the Merger Agreement, on February 5, 2026, MasterCraft entered into (i) a voting agreement (the “Voting Agreement”) with Marine Products and certain stockholders of Marine Products (the “Specified Stockholders”), (ii) a stockholders agreement (the “Stockholders Agreement”) with the Specified Stockholders and (iii) a registration rights agreement (the “Registration Rights Agreement”) with LOR, Inc. (“LOR”), an entity affiliated the Specified Stockholders.

Voting Agreement

Pursuant to the Voting Agreement, each of the Specified Stockholders has agreed, among other things, to vote, or cause to be voted, all of the shares of Marine Products Common Stock beneficially owned by such Specified Stockholder in favor of the adoption of the Merger Agreement and against any Marine Products alternative acquisition proposal, in each case, subject to certain conditions.

As of the date of the Merger Agreement, the Specified Stockholders collectively held approximately 69.1% of the total voting power of the outstanding shares of Marine Products Common Stock. The obligations of the Specified Stockholders are subject to a cap if the aggregate voting power of the covered shares would exceed 35% following a recommendation change by the Marine Products Board, in which case voting obligations are reduced pro rata to the cap and shares not subject to the agreement may be voted at the Specified Stockholders’ discretion. The Voting Agreement also contains restrictions on, among other things, the transfer of shares of Marine Products Common Stock held by the Specified Stockholders.

Stockholders Agreement

The Stockholders Agreement provides for transfer restrictions, including lock-ups on transfers by the Specified Stockholders whereby 50% of the shares are subject to a lock-up that expires six months after the Closing and the remaining 50% are subject to a lock-up that expires one year after the Closing, in each case subject to customary permitted transfers on specified terms and conditions. In addition, from the Closing and until the expiration date defined therein, the Specified Stockholders, acting by majority consent, have the right to nominate up to two directors (one “Family Designee” (initially Timothy Rollins) and one “Independent Designee” (initially Callum MacGregor)) while the Specified Stockholders beneficially own at least 15% of the total voting power of the MasterCraft Common Stock, and one Family Designee while the Specified Stockholders beneficially own at least 10% but less than 15% of the total voting power of the MasterCraft Common Stock. The stockholder-designated directors are entitled to the same rights and privileges as other directors, including indemnification, exculpation, reimbursement, and director and officer insurance to the same extent as other directors. From the Closing until the earlier of (i) the second anniversary of the Closing and (ii) the date on which the Specified Stockholders cease to beneficially own, in the aggregate, at least 15% of the total voting power of the MasterCraft Common Stock (the “Standstill Termination Date”), the Specified Stockholders have agreed to certain voting commitments and standstill restrictions, including voting in favor of directors nominated and recommended by the MasterCraft Board, voting against non-board approved director nominations and removal proposals, and refraining from specified solicitations, proposals, acquisitions, group formations, special meeting demands and other actions, in each case subject to stated exceptions.

The Stockholders Agreement terminates automatically upon the last to occur of the first anniversary of closing, the “expiration date” (defined by ownership thresholds) and the Standstill Termination Date, and is conditioned on the Closing.

Registration Rights Agreement

The Registration Rights Agreement provides LOR and certain of its affiliates (collectively, the “Selling Stockholders”) and their permitted transferees the right to require, subject to certain conditions and limitations, MasterCraft to register for resale all MasterCraft securities held by such stockholders no later than 120 days following the Closing, and also provides customary piggy back registration rights with respect to registrations initiated by MasterCraft. The Registration Rights Agreement allows the Selling Stockholders to make up to two demands for underwritten shelf takedowns per year (each an “Underwritten Shelf Takedown”), subject to a maximum of ten takedowns in total and a minimum requirement that at least $25 million of MasterCraft Common Stock, in the aggregate, be included in each takedown. In the event a Selling Stockholder requests an Underwritten Shelf Takedown, MasterCraft has the option to purchase 100% of the securities proposed to be sold in such Underwritten Shelf Takedown at a cash purchase price equal to the five-day volume weighted average price per share of MasterCraft Common Stock for the five consecutive trading days ending on (and including) the trading day immediately prior to the applicable holder’s delivery of the underwritten demand notice to MasterCraft. In addition, LOR has agreed, following closing of the first Underwritten Shelf Takedown to pay MasterCraft $350,000 for fees and expenses incurred by MasterCraft under the Registration Rights Agreement. The agreement also contains customary provisions relating to indemnification.

The foregoing summaries of the Voting Agreement, the Stockholders Agreement and the Registration Rights Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such agreements, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Amended Credit Facility

On February 5, 2026, MasterCraft entered into a fifth amendment (the “Fifth Amendment”) to its existing credit agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto. The Fifth Amendment, among other things, (i) adds Wells Fargo Bank, N.A., as a joint lead arranger, (ii) expressly permits the Transactions, (iii) reduces the aggregate revolving commitments to $75 million (iv) extends the revolving maturity to 2031 and (v) increases the uncommitted accordion capacity to up to an additional $100 million, in each case subject to the terms set forth therein. The Fifth Amendment also updates the pricing grid and provides that, until delivery of MasterCraft’s consolidated financial information for the first fiscal quarter ending after the Fifth Amendment effective date, the Applicable Rate will be the Category 4 level, each as defined in the Credit Agreement.

The Fifth Amendment revises certain financial covenants, including replacing the fixed charge coverage ratio with an interest coverage ratio set at a minimum of 3.00 to 1.00 and conforming related pro forma calculation provisions, while retaining the total net leverage ratio covenant as set forth in the Credit Agreement. It modifies restricted payment provisions by, among other things, permitting restricted payments necessary to consummate the Transactions and increasing the general capacity to the greater of $20 million and 50.00% of EBITDA in any twelve-month period, subject to the conditions in the Credit Agreement. The Fifth Amendment also increases flexibility under the indebtedness covenant by adding a general unsecured indebtedness basket in an amount not exceeding the greater of $5 million and 7.50% of EBITDA at any time outstanding.

The foregoing summary of the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the Fifth Amendment, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Amended Credit Facility” is incorporated by reference in this Item 2.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2026, MasterCraft adopted an Executive Severance Plan (the “Executive Severance Plan”), which provides MasterCraft’s Chief Executive Officer, Bradley M. Nelson, and other designated executives, including the Chief Financial Officer, W. Scott Kent, severance protection upon certain terminations of employment, including in connection with a change in control. Under the Executive Severance Plan, a “qualified termination” generally includes an involuntary termination without cause or a resignation for good reason (with notice and cure), for a two-year period following a change in control. During the change in control period, severance includes a cash severance equal to 2.0x base salary for the Chief Executive Officer and 1.5x base salary for the other designated executives, a pro-rated annual bonus based on the greater of extrapolated actual or target performance (measured as of the change of control), full vesting of time-based equity, full vesting of performance based awards based on the greater of extrapolated actual or target performance (measured as of the change in control), a cash payment for health continuation, and up to $5,000 in outplacement. Outside a change in control period, severance for the Chief Executive Officer and the other designated executives includes a cash severance equal to 1.5x or 1.0x base salary, respectively, a pro-rated annual bonus (based on actual performance at the end of the performance period), partial vesting of time-based equity and pro-rated vesting of performance-based awards (based on actual performance at the end of the performance period), a cash payment for health continuation, and up to $5,000 in outplacement. Payment of severance is conditioned on customary restrictive covenants (including a non-compete) and a general release.

The foregoing summary of the Executive Severance Plan does not purport to be complete and is qualified in its entirety by reference to the Executive Severance Plan, a copy of which is filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being furnished as part of this report:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 5, 2026, by and among MasterCraft Boat Holdings, Inc., Titan Merger Sub 1, Inc., Titan Merger Sub 2, LLC and Marine Products Corporation*

10.1	Voting Agreement, dated as of February 5, 2026, by and among MasterCraft Boat Holdings, Inc., Marine Products Corporation and certain stockholders identified in an exhibit thereto*

10.2	Stockholders Agreement, dated as of February 5, 2026, by and among MasterCraft Boat Holdings, Inc. and the stockholders identified in an exhibit thereto*

10.3	Registration Rights Agreement, dated as of February 5, 2026, by and among MasterCraft Boat Holdings, Inc. and LOR, Inc.*

10.4	Fifth Amendment to the Credit Agreement*

10.5†	Executive Severance Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Indicates management contract or compensatory plan.

*	Schedules (or similar attachments) have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules (or similar attachments) upon request by the SEC; provided that the registrant may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules (or similar attachments) so furnished.

Forward Looking Statements

This Current Report on Form 8-K (this “Current Report”) includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can often be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions and comparable terminology or the negative thereof.

Forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: (i) the anticipated financial performance of the combined company; (ii) the expected synergies and efficiencies to be achieved as a result of the Transactions; (iii) expectations regarding the diversification and complementary nature of brand portfolios; (iv) expectations regarding the complementary nature of dealer networks; (v) expectations regarding enhancements to the manufacturing platform and technological innovation; (vi) the financial profile and profitability of the combined company; (vii) expectations regarding cost savings; (viii) expectations regarding the combined company’s employees, vendors, dealers and manufacturing operations; (ix) expectations regarding the realization of benefits of the Transactions and the timing associated with realization thereof; and (x) the receipt of all necessary approvals to close the Transactions and the timing associated therewith. These and other important factors discussed under the caption “Risk Factors” in MasterCraft’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025, filed with the SEC on August 27, 2025, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings made with the SEC, and Marine Products’ Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 28, 2025, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings made with the SEC, in each case could cause actual results to differ materially from those indicated by the forward-looking statements. The discussion of these risks is specifically incorporated by reference into this Current Report.

Any such forward-looking statements represent estimates as of the date of this Current Report. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this Current Report. MasterCraft undertakes no obligation (and expressly disclaims any obligation) to update or supplement any forward-looking statements that may become untrue or cause our views to change, whether because of new information, future events, changes in assumptions or otherwise. Comparisons of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Additional Information and Where to Find It

In connection with the Transactions, MasterCraft intends to file with the SEC a registration statement on Form S-4 (the “Registration Statement”), which will include a prospectus with respect to the shares of MasterCraft Common Stock to be issued in the Transactions and a joint proxy statement/prospectus for MasterCraft’s and Marine Products’ respective stockholders (the “Joint Proxy Statement/Prospectus”). The definitive joint proxy statement (if and when available) will be mailed to stockholders of MasterCraft and Marine Products. Each of MasterCraft and Marine Products may also file with or furnish to the SEC other relevant documents regarding the Transactions. This communication is not a substitute for the Registration Statement, the Joint Proxy Statement/Prospectus or any other document that MasterCraft and Marine Products may mail to their respective stockholders in connection with the Transactions.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTIONS, WHEN THEY BECOME AVAILABLE, BECAUSE THEY DO AND WILL CONTAIN IMPORTANT INFORMATION ABOUT MASTERCRAFT, MARINE PRODUCTS AND THE TRANSACTIONS.

Investors and security holders may obtain copies of these documents free of charge through the website maintained by the SEC at www.sec.gov or from MasterCraft at its website, www.mastercraft.com, or from Marine Products at its website, www.marineproductscorp.com. Documents filed with the SEC by MasterCraft will be available free of charge by accessing the investor section of MasterCraft’s website, www.investors.mastercraft.com, or, alternatively, by directing a request by email to MasterCraft at investorrelations@mastercraft.com and documents filed with the SEC by Marine Products will be available free of charge by accessing Marine Products’ website at www.marineproductscorp.com under the heading Investor Relations or, alternatively, by directing a request by email to Marine Products at jlarge@marineproductscorp.com.

Participants in the Solicitation

MasterCraft, Marine Products and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of MasterCraft and Marine Products in connection with the Transactions under the rules of the SEC. Information about MasterCraft’s directors and executive officers is available in MasterCraft’s proxy statement dated September 15, 2025 for its 2025 Annual Meeting of Stockholders (available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1638290/000119312525202806/mcft-20250909.htm). To the extent holdings of MasterCraft Common Stock by the directors and executive officers of MasterCraft have changed from the amounts of MasterCraft Common Stock held by such persons as reflected therein, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC (available at https://www.sec.gov/cgi-bin/own-disp?action=getissuer&CIK=0001638290). Information about Marine Products’ directors and executive officers is available in Marine Products’ proxy statement dated March 12, 2025 for its 2025 Annual Meeting of Stockholders (available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1129155/000155837025002755/mpx-20250422xdef14a.htm). To the extent holdings of Marine Products Common Stock by the directors and executive officers of Marine Products have changed from the amounts of Marine Products Common Stock held by such persons as reflected therein, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC (available at https://www.sec.gov/cgi-bin/own-disp?action=getissuer&CIK=0001129155). Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Joint Proxy Statement/Prospectus and other relevant materials to be filed with the SEC regarding the Transactions when they become available. Investors should read the Joint Proxy Statement/Prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the SEC’s website at www.sec.gov or from MasterCraft or Marine Products using the sources indicated above.

No Offer or Solicitation

This Current Report does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy any securities or a solicitation of any vote or approval with respect to the Transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 5, 2026	MASTERCRAFT BOAT HOLDINGS, INC.

	By:	/s/ W. Scott Kent
W. Scott Kent
Chief Financial Officer